Exhibit 99.5

NS World Co., Ltd.

Condensed Interim Financial Statements

(Unaudited)

As of September 30, 2025 and for the nine-month Periods ended September 30, 2025 and 2024

i

NS World Co., Ltd.

Unaudited Condensed Interim Balance Sheets

(in US dollars)

	Notes	September 30, 2025 (Unaudited)	December 31, 2024

Assets:
Cash and cash equivalents		$212,647	359,394
Current held-to-maturity investments		-	28,571
Trade accounts receivable, net	2, 3	1,157,724	716,998
Trade accounts receivable (related parties)	18	659,216	674,774
Non-trade accounts receivable	4	145,664	1,058,424
Non-trade accounts receivable (related parties)	4, 18	946,190	1,577,693
Inventories, net	5	871,417	981,603
Prepaids and other current assets		32,569	34,364

Total current assets		4,025,427	5,431,821

Property, plant and equipment, net	7	1,389,078	1,347,492
Operating lease right-of-use assets	8	-	4,616
Other non-current assets		52,104	60,320

Total non-current assets		1,441,182	1,412,428

Total assets		$5,466,609	6,844,249

See accompanying notes to the unaudited condensed interim financial statements.

NS World Co., Ltd.

Unaudited Condensed Interim Balance Sheets, Continued

(in US dollars)

	Notes	September 30, 2025 (Unaudited)	December 31, 2024

Liabilities and Stockholders’ Deficit
Liabilities:
Trade accounts payable		$167,870	155,660
Trade accounts payable (related parties)	18	920,951	640,450
Non-trade accounts payables		112,498	994,381
Non-trade accounts payables (related parties)	18	1,519,718	2,149,361
Accrued expenses		40,446	77,223
Short-term debt	9	138,000	223,298
Short-term debt (related parties)	9, 18	2,180,094	2,079,543
Current portion of long-term debt	9	154,385	198,455
Current portion of long-term debt (related parties)	9, 18	13,950	9,361
Redeemable convertible preferred stock (related parties)	6, 13, 18	-	1,007,641
Current portion of finance lease liabilities	8	37,256	30,598
Current portion of operating lease liabilities	8	-	4,616
Current portion of defined severance benefits	15	610,466	498,968
Other current liabilities		212,000	134,796

Total current liabilities		6,107,634	8,204,351

Long-term debt	9	65,261	158,537
Long-term debt (related parties)	9, 18	214,663	215,728
Other non-current liabilities		27,666	-
Finance lease liabilities (non-current)	8	55,218	56,506
Defined severance benefits (non-current)	15	347,927	290,357

Total non-current liabilities		710,735	721,128

Total liabilities		6,818,369	8,925,479

Stockholders’ deficit:

Common stock, par value of KRW5,000, authorized 1,006,220 shares; issued and outstanding 289,055 shares as of September 30, 2025, and 251,555 shares as of December 31, 2024	14	1,263,707	1,130,991
Additional paid-in capital		927,237	-
Accumulated deficit		(2,961,812)	(2,695,335)
Accumulated other comprehensive loss		(580,892)	(516,886)

Total deficit		(1,351,760)	(2,081,230)

Total liabilities and stockholders’ deficit		$5,466,609	6,844,249

See accompanying notes to the unaudited condensed interim financial statements.

NS World Co., Ltd.

Unaudited Condensed Interim Statements of Operations

(in US dollars)

		Nine-month periods ended September 30
	Notes	2025	2024

Net revenues	1, 2	$4,617,523	4,338,693
Net revenues (related parties)	18	301,298	385,602

Total revenues		4,918,821	4,724,295

Cost of sales		(4,007,450)	(3,892,089)
Other operating income	12	41,139	98,954
Other operating income (related parties)	12, 18	12,386	9,979
Selling, general, and administrative expenses	1	(1,175,357)	(1,003,576)

Operating loss		(210,461)	(62,437)

Other income (non-operating)		34,841	5,744
Other expense		(48,937)	(47,814)
Interest income		6,483	5,699
Interest expense		(67,789)	(47,047)
Interest expense (related parties)	18	(70,995)	(49,146)
Gain on foreign currency	1	306,348	48,174
Loss on foreign currency	1	(204,037)	(24,700)
Loss on valuation of redeemable convertible preferred stock	6	(11,930)	(275,199)

Loss before tax		(266,477)	(446,726)

Income tax expense	10	-	-

Net loss for the period		$(266,477)	(446,726)

See accompanying notes to the unaudited condensed interim financial statements.

NS World Co., Ltd.

Unaudited Condensed Interim Statements of Comprehensive Loss

(in US dollars)

		Nine-month periods ended September 30
	Notes	2025	2024

Loss for the period		$(266,477)	(446,726)

Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax		(94,412)	31,302
Actuarial gain (loss) on defined benefits, net of tax	15	30,406	(8,337)

Total other comprehensive income (loss)		(64,006)	22,965

Total comprehensive loss		$(330,483)	(423,761)

See accompanying notes to the unaudited condensed interim financial statements.

NS World Co., Ltd.

Unaudited Condensed Interim Statements of Changes in Stockholders’ Deficit

(in US dollars)

	Common stock	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total stockholders’ deficit

Balances at January 1, 2024	$1,130,991	-	(676,352)	(2,323,309)	(1,868,670)
Loss for the period	-	-	-	(446,726)	(446,726)
Foreign currency translation adjustments, net of tax	-	-	31,302	-	31,302
Actuarial loss on defined severance benefits, net of tax	-	-	(8,337)	-	(8,337)
		-
Balances at September 30, 2024 (Unaudited)	$1,130,991	-	(653,387)	(2,770,035)	(2,292,431)

Balances at January 1, 2025	$1,130,991	-	(516,886)	(2,695,335)	(2,081,230)
Loss for the period	-	-	-	(266,477)	(266,477)
Foreign currency translation adjustments, net of tax	-	-	(94,412)	-	(94,412)
Actuarial gain on defined severance benefits, net of tax	-	-	30,406	-	30,406
Changes in redeemable convertible preferred shares	132,716	927,237	-	-	1,059,953

Balances at September 30, 2025(Unaudited)	$1,263,707	927,237	(580,892)	(2,961,812)	(1,351,760)

See accompanying notes to the unaudited condensed interim financial statements.

NS World Co., Ltd.

Unaudited Condensed Interim Statements of Cash Flows

(in US dollars)

	Nine-month period ended September 30, 2025	Nine-month period ended September 30, 2024

Cash flows from operating activities
Loss for the period	$(266,477)	(446,726)

Adjustments to reconcile loss for the period to net cash provided by (used in) operating activities:
Inventory write-down adjustment	53,646	(53,265)
Depreciation and amortization	144,932	144,451
Interest expenses	138,784	96,193
Pension benefits provision	135,502	114,652
Interest income	(6,483)	(5,699)
Gains on foreign exchange translation	(203,230)	(35,548)
Loss on foreign exchange translation	130,618	118
Loss on valuation of redeemable convertible preferred stock	11,930	275,199
Non-cash others	(83,068)	(63,268)
Change in operating assets and liabilities:
Trade accounts receivable, net	(482,062)	1,298
Non-trade accounts receivable, net	1,733,581	(990,540)
Inventories	102,821	362,482
Other assets	3,533	(11,984)
Trade accounts payable	452,574	(12,067)
Non-trade accounts payables	(1,677,398)	906,011
Other payables	(3,248)	(40,292)
Other liabilities	18,611	(30,837)

Net cash provided by operating activities	204,566	210,178

Cash flows from investing activities
Increase in leasehold deposits	(212)	-
Acquisitions of property, plant and equipment	(86,948)	(121,759)
Decrease of short-term financial instruments	29,728	26,355
Increase in loan receivables	(75,029)	(65,489)
Other investing activities	50,060	48,288

Net cash used in investing activities	(82,401)	(112,605)

Cash flows from financing activities
Proceeds from short-term debt	875,554	1,084,351
Repayment from short-term debt	(964,306)	(1,069,455)
Repayment from current portion of long-term debt	(153,448)	(145,788)
Repayment from current portion of long-term debt(related parties)	(7,305)	(19,958)
Repayment of finance lease liabilities	(31,737)	(30,931)

Net cash used in financing activities	$(281,242)	(181,781)

NS World Co., Ltd.

Unaudited Condensed Interim Statements of Cash Flows, Continued

(In US dollars)

	Nine-month period ended September 30, 2025	Nine-month period ended September 30, 2024
Effect of exchange rate changes on cash and cash equivalents	12,330	(11,342)
Net decrease in cash and cash equivalents	(159,077)	(84,208)
Cash and cash equivalents as of beginning of year	359,394	402,731

Cash and cash equivalents as of end of period	$212,647	307,181

See accompanying notes to the unaudited condensed interim financial statements.

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements

1.	Summary of Significant Accounting Policies

(1)	Description of Business

NS World Co., Ltd. (the Company) was incorporated in 2013, and the Company’s registered office is at 99, Naechuoksu-gil, Bugi-myeon, Cheongwon-gu, Cheongju-si, Chungcheongbuk-do, Republic of Korea. The Company specializes in the manufacture and sale of magnetic components for automobiles and electronic appliances.

(2)	Basis of Presentation

These unaudited condensed interim financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) assuming the Company will continue as a going concern. The accounting policies applied by the Company in these unaudited condensed interim financial statements are the same as those applied by the Company in its financial statements as of and for the year ended December 31, 2024.

The unaudited condensed interim financial information does not represent complete financial statements and should be read in conjunction with the Company’s latest annual audited financial statements.

These interim results are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2025, or for any other interim period or for any other future year.

In the opinion of management, these unaudited condensed interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Company’s financial information.

(3)	Going Concern

The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, substantial doubt about the Company’s ability to continue as a going concern exists.

The Company incurred a net loss of $266,477 for the nine-month period ended September 30, 2025, because of a recent operating loss related to its business operations. As of September 30, 2025, the Company had net negative working capital of $2,082,207 which excludes the cash and cash equivalents of $212,647. Absent any other action, the Company will require additional liquidity to continue its operations over the next 12 months.

The Company is evaluating strategies to obtain the required additional funding for future operations. These strategies may include, but are not limited to, obtaining equity financing, issuing debt or entering other financing arrangements, and restructuring of operations to grow revenues and decrease expenses. However, upon the economic environment and the Company’s current capability, the Company may be unable to access future equity or debt financing when needed. As such, there can be no assurance that the Company will be able to obtain additional liquidity when needed or under acceptable terms, if at all.

The unaudited condensed interim financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

(4)	New Accounting Standards and Interpretations Not Yet Adopted

Income Statement (Topic 220) Reporting Comprehensive Income - Expense Disaggregation Disclosures

In November 2024, the FASB issued ASU 2024-03, which becomes effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The standard requires to disclose disaggregated information about certain income statement expense line items. The Company does not expect the standard to have a material effect on its unaudited condensed interim financial statements and has begun evaluating disclosure presentation alternatives.

Debt—Debt with Conversion and Other Options (Subtopic 470-20)

In November 2024, the FASB issued ASU 2024-04, which becomes effective for annual reporting periods beginning after December 15, 2025, and interim periods within annual reporting periods. Early adoption is permitted for entities that have adopted the amendments in Update 2020-06. The amendments clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The Company doesn’t expect the impact of the amendments on its unaudited condensed interim financial statements.

Income Taxes (Topic 740) - Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2025 for non-public business entities. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. The Company does not expect the standard to have a material effect on its unaudited condensed interim financial statements.

Financial Instruments (Topic 326) - Measurement of Credit Losses for Accounts Receivable and Contract Assets

In July 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). ASU 2025-05 provides a practical expedient that all entities can use when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606, Revenue from Contracts with Customers. Under this practical expedient, an entity is allowed to assume that the current conditions it has applied in determining credit loss allowances for current accounts receivable and current contract assets remain unchanged for the remaining life of those assets. ASU 2025-05 is effective for fiscal years beginning after December 15, 2025, and interim reporting periods in those years. Entities that elect the practical expedient and, if applicable, make the accounting policy election are required to apply the amendments prospectively. The Company does not expect the standard to have a material effect on its financial statements.

The Company has not early adopted any of the forthcoming new or amended accounting standards in preparing these unaudited condensed interim financial statements.

2.	Significant Risks and Uncertainties Including Business and Credit Concentrations

The Company manufactures components for automotive and home appliance magnets. The Company’s main products are Plastic magnets, rubber magnets.

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

The Company’s operating segment is a single segment and compose of components for automotive and home appliance magnets manufacturing segment, and as of the end of the reporting period, assets and liabilities of the segment is the same as the unaudited condensed interim financial statements. In addition, the Company has applied the amendments in the ASU No, 2023-07, Improvements to Reportable Segment Disclosures, to report segment information in accordance with Topic 280, Segment Reporting.

The Company adopted this guidance in ASU 2023-07, and there is no significant impact on the disclosure of the unaudited condensed interim financial statements. The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment.

The following table disaggregates revenue by category for the nine-month periods ended September 30, 2025 and 2024, respectively.

	Nine-month periods ended September 30
	2025	2024
(in US dollars)
Revenue by category
Finished goods	$4,167,668	3,152,922
Sales from trading	713,546	1,513,484
Toll manufacturing service	37,607	57,889

Domestic sales are approximately $ 4,584,300 (or 93% of total net revenue) and export sales are approximately $ 334,521 (or 7% of total net revenue) for the nine-month period ended September 30, 2025.

Domestic sales are approximately $ 4,335,701 (or 92% of total net revenue) and export sales are approximately $ 388,593 (or 8% of total net revenue) for the nine-month period ended September 30, 2024.

The major export countries were China($ 298,007 or 89%) and Vietnam($ 18,811 or 6%) for the nine-month period ended September 30, 2025.

Sales to a small number of major customers account for the majority of the Company’s total net revenue. If orders from existing major customers decrease, there is a possibility of a loss of sales, which may adversely affect business results.

For the nine-month period ended September 30, 2025, the customers accounting for 10% or more of total revenue are Customer A and Customer B, with revenues of $ 2,227,929(or 45% of total net revenue) and $ 983,150 (or 20% of total net revenue), respectively. For the nine -month period ended September 30, 2024, the customers accounting for 10% or more of total revenue are Customer A and Customer B, with revenues of $ 1,729,845(or 37% of total net revenue) and $ 1,014,424 (or 21% of total net revenue), respectively.

The following table disaggregates trade accounts receivable by major customers.

	September 30, 2025	December 31, 2024
(in US dollars)
Customer A	$532,201(29)%	190,048(14)%
Customer B	659,216(36)%	620,307(45)%

Total	$1,191,417(65)%	810,355(59)%

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

3.	Trade Accounts Receivable, Net

(1)	Allowance for credit losses as of September 30, 2025 and December 31, 2024 are as follows:

	September 30, 2025	December 31, 2024
(in US dollars)
Allowance for credit losses (ACL)	$(11,018)	(10,297)

(2)	The following is a summary of the changes in the ACL as of September 30, 2025 and December 31, 2024, respectively.

	September 30, 2025	December 31, 2024
	Trade Receivables	Trade Receivables
(in US dollars)
Beginning	$(10,297)	(63,028)
Recoveries	-	48,485
Provision for credit losses	(222)	-
Others	(499)	4,246

Ending	$(11,018)	(10,297)

4.	Non-trade account receivable

The Company disaggregates the non-trade account receivable by type of financing receivable when assessing and monitoring risk and performance of the entire portfolio.

Short-term loan receivables are unsecured and generally have terms of one year, requiring payments of principal and interest at maturity. Other receivables generally represent receivables from repurchase/resale transaction and are unsecured, and they generally have terms of less than one year, requiring payments of principal at maturity.

The amortized cost basis of non-trade account receivable, net as of September 30, 2025 and December 31, 2024, respectively, are as follows:

	September 30, 2025	December 31, 2024
(in US dollars)
Non-trade account receivable, net:
Short-term loan receivable	$148,865	76,013
Other receivables	942,989	2,560,104

Total	$1,091,854	2,636,117

As of September 30, 2025, an allowance for credit losses of USD 336 was recorded in relation to non-trade account receivable (December 31, 2024: nil).

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

5.	Inventories, net

Details of Inventories as of September 30, 2025 and December 31, 2024 are as follows:

	September 30, 2025	December 31, 2024
(in US dollars)
Raw materials	$156,344	150,252
Sub-materials	123,383	160,528
Work in process	95,596	345,690
Finished goods	615,502	356,757
Merchandise	21,465	51,193

Sub-total	1,012,290	1,064,420

Write-down of finished goods	(140,873)	(82,817)

Total	$871,417	981,603

As of September 30, 2025 and December 31, 2024, the balance of the inventory provision were $140,873 and $82,817, respectively. There were provision of $53,646 and (-)$53,265 incurred for the nine-month periods ended September 30, 2025 and 2024, respectively. The disclosed amounts represent the net effect of provisions recognized and amounts utilized (deductions arising from inventory sales) during the period.

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

6.	Fair Value Measurements

(1)	Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are reported in one of three levels reflecting the significant inputs used to determine fair value.

Level 1 - Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets as of the reporting date.

Level 2 - Observable market-based inputs or unobservable inputs that are corroborated by market data. These are inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3 - Unobservable inputs that are not corroborated by market data and may be used with internally developed methodologies that result in management’s best estimate of fair value.

(2)	The following summarizes our financial liabilities that are measured at fair value :

	Classification	Measurement Level	September 30, 2025	December 31, 2024
(in US dollars)
Redeemable convertible preferred stock	Financial liabilities	Level 3	$-	1,007,641

The Company estimated the fair value of redeemable convertible preferred stock using the Tsiveriotis-Fernandes model with strip and bootstrapping method. The fair value is estimated using Level 3 inputs based on stock price volatility of similar listed companies.

The change in fair value of the redeemable convertible preferred stock resulted a loss of $11,930 and $275,199 for the nine-month periods ended September 30, 2025, and 2024, respectively, which was recognized in the statements of operations within loss on valuation of redeemable convertible preferred stock. Redeemable convertible shares were converted to common shares during the nine-month period ended September 30, 2025.

(3)	The carrying amounts of our financial instruments, including cash and cash equivalents, accounts receivable, commercial paper notes which are included in the account receivable, accounts payable and accrued expenses, approximate fair value due to their short maturities.

Our short-term and long-term debt are recorded at amortized cost. The carrying amount of the long-term debt approximates its fair value as of September 30, 2025, and December 31, 2024, due primarily to the interest rates approximating market interest rates.

(4)	Quantitative information as of December 31, 2024 for the significant unobservable inputs of redeemable convertible preferred stock used to value the Company’s Level 3 liabilities measured at fair value:

	Unobservable Inputs	Assumptions	Factors

December 31, 2024	Volatility	Mean of the annual volatility of proxy companies	45.8%
	Risk neutrality probability, max	Dynamic hedge for each node	48.8%

As of September 30, 2025, there were no liabilities required to be measured at fair value, as the redeemable convertible preferred stock, which matured in May 2025, was automatically converted into common stock upon maturity.

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

(5)	For the fair value of the redeemable convertible preferred stock, reasonably possible changes at the reporting date to one of the significant unobservable inputs, holding other inputs constant, would have the following effects in the statement of profit or loss.

	September 30, 2025 (*)		December 31, 2024
	Increase	Decrease	Increase	Decrease
(in US dollars)
Volatility of underlying stock price (+/-10%p)	$-	-	(21,095)	21,060
Underlying stock price (+/- 5%p)	-	-	(31,312)	31,312

(*)	The redeemable convertible preferred stock, which matured in May 2025, was automatically converted into common stock upon maturity.

7.	Property, plant and equipment

(1)	Details of Property, plant and equipment as of September 30, 2025 and December 31, 2024 are as follows:

	Useful	Initial Cost		Carrying Amount
	Lives (in years)	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024
(in US dollars)
Land	-	$681,779	650,333	681,779	650,333
Buildings, structures and related equipment	40	558,339	502,995	207,472	213,680
Machinery and equipment	6 – 10	949,763	1,001,196	186,405	228,682
Vehicles	5	94,984	49,046	54,883	19,436
Furniture and fixtures	5	40,385	38,522	3	3
Construction in progress		39,160	37,354	39,160	37,354
Tools and office equipment	5	875,314	805,010	123,240	120,073
Finance leases	5	196,477	148,753	96,136	77,931

Total		$3,436,201	3,233,209	1,389,078	1,347,492

Total depreciation for the September 30, 2025, and 2024 was $144,932 and $144,451, respectively.

(2)	As of September 30, 2025, the details of Property, plant and equipment pledged as collateral are as follows:

Collateral Provided Asset	Net Carrying Value	Pledged Amount	Creditor	Relevant Debt Amount

Land and buildings	$824,481	987,933	Industrial Bank of Korea	773,470
Machinery and equipment	57,058

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

8.	Leases

The Company has operating leases for certain office space and finance leases for certain transportation equipment. Operating lease assets and liabilities are included in operating lease right-of-use assets and operating lease liabilities, respectively, on the balance sheets. Finance lease assets and liabilities are included in property, plant and equipment and finance lease liabilities, respectively, on the balance sheets.

The office space lease agreements include renewal options. Because the Company is not reasonably certain to exercise these renewal options, the options are not considered in determining the lease term and associated potential option payments are excluded from lease payments.

The Company’s leases generally do not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contracts include fixed payments only.

(1)	The components of lease expense as of September 30, 2025, and 2024, were as follows:

	Nine-month period ended September 30
	2025	2024
(in US dollars)
Operating lease expense	$-	4,657
Finance lease expense:
Amortization of right-of-use assets	25,898	24,245
Interest on lease liabilities	6,815	8,650

Sub-total	32,713	32,895

Short-term lease expense	567	592

Total	$33,280	38,144

(2)	Amounts reported in the balance sheets as of September 30, 2025, and December 31, 2024, were as follows:

	September 30, 2025	December 31, 2024
(in US dollars)
Operating Leases:
Operating lease right-of-use assets	$-	4,616

Current portion of long-term and short-term operating lease liabilities	-	4,616

Finance Leases:
Finance lease right-of-use assets	$196,477	148,753
Less: Accumulated amortization assets	(100,341)	(70,822)

Total	$96,136	77,931

Long-term finance lease liabilities	$55,218	56,506
Current portion of long-term finance lease liabilities	37,256	30,598

Total	$92,474	87,104

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

(3)	Other information related to leases as of September 30, 2025, and 2024, were as follows:

	Nine-month period ended September 30
	2025	2024
(in US dollars)
Cash paid for amounts included in the measurement of lease liabilities:
Cash used in operations for operating leases	$-	4,657
Cash used in operations for finance leases	31,737	30,931

	$31,737	35,588

Weighted average remaining lease term:
Operating leases	-	0.08 years
Finance leases	2.63 years	2.71 years

Weighted average discount rate
Operating leases	-	10.49%
Finance leases	9.77%	10.03%

(4)	Maturities of lease liabilities under noncancellable leases as of September 30, 2025, are as follows:

	September 30, 2025
	Operating leases	Finance leases
(in US dollars)
Less than 1 year	$-	46,350
Between 1 - 2 years	-	41,156
Between 2 - 5 years	-	17,543

Sub-total	-	105,049
Less imputed interest	-	(12,575)

Total	$-	92,474

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

9.	Debt

(1)	Short-Term debt

Details of carrying amounts of short-term debt and short-term debt (related party) as of September 30, 2025 and December 31, 2024 are as follows:

(in US dollars) Maturity Date	Interest Rate (%)	Borrowing Limit	September 30, 2025	December 31, 2024

November 2025(*)	4.99	$313,793	$142,633	136,054
November 2025 – June 2026(*)	4.88 – 5.89	627,585	593,352	565,988
April 2026(*)	4.99	142,633	142,633	136,054
November 2025(*)	5.44	114,998	114,962	109,660
May 2026(*)	6.17	356,583	330,909	315,646
May 2026(*)	4.61 – 5.08	142,633	142,633	136,054
August 2026(*)(**)	5.80	356,583	356,583	340,136
August 2026(*)(**)	4.52	356,583	356,389	339,951
June 2026	4.60	300,000	138,000	138,000
-	-	285,266	-	85,298
Total			$2,318,094	2,302,841

(*)	The debt was borrowed from Industrial Bank of Korea, the primary owner of the Company.
(**)	The debt was extended to August 2026 based on the revised agreement entered into on August 22, 2025.

(2)	Long-Term Debt

Details of carrying amounts of long-term debt as of September 30, 2025 and December 31, 2024 are as follows:

(in US dollars) Description	Maturity Date	Interest Rate (%)	Borrowing Limit	September 30, 2025	December 31, 2024

Working capital loans	March 2027	4.43	$128,370	$128,370	122,449
Facility loans	September 2031	1.50	68,749	58,879	63,183
Facility loans	March 2031	1.50	41,364	41,364	39,456
Working capital loans	March 2026 - February 2027	3.20 – 3.24	570,532	160,382	288,966
Working capital loans	March 2028	3.13	71,317	59,264	68,027

Sub-total				448,259	582,081
Less: current portion of long-term debt				(168,335)	(207,816)

Long-term portion of long-term debt				$279,924	374,265

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

Future principal payments for long-term debt as of September 30, 2025 are as follows:

Long-term debt
(in US dollars)
Less than 1 year	$168,335
Between 1 - 2 years	199,864
Between 2 - 5 years	66,110
Over 5 years	13,950

Total	$448,259

10.	Income Taxes

The Company is subject to income taxation through primarily in South Korea, and we do not expect any income tax expenses (benefits) for the nine-month period ended September 30, 2025, including tax expenses directly recorded in equity.

11.	Uncertain Tax Positions

There are no unrecognized tax benefits as of September 30, 2025 and 2024.

12.	Other Operating Income

Other operating income for the nine-month periods ended September 30, 2025 and 2024 are as follows:

	Nine-month periods ended September 30
	2025	2024
(in US dollars)
Government grant income	15,926	71,567
Brokerage revenue	4,548	-
Rental income (*)	12,996	13,571
Gain on Disposal of Tangible Assets	20,055	23,040
Other operating income	-	755

Total	$53,525	108,933

(*)	The Company has sub-leased a warehouse that has been classified as operating lease.

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

13.	Redeemable convertible preferred stock

In May 2015, the Company issued 37,500 shares of redeemable convertible preferred stock with a 10-year maturity.

The details of the Company’s redeemable convertible preferred stock are as follows:

Category	Details

Issuance Date	May 22, 2015
Outstanding shares	37,500 shares
Par Value	KRW5,000 (equivalent to $ 3.7)
Issuance Amount	KRW750,000,000 (equivalent to $ 552,934)
Conversion Price	KRW20,000 (equivalent to $ 14.7)
Conversion Period	From the day following the issuance date until 10 years later (Subsequently automatically converted to common stock)
Conversion Ratio	1 preferred share to 1 common share (certain adjustments may apply based on the IPO offering price)
Redemption Guaranteed Yield	Annual 5.8%
Redemption Claimable Period	After 42 months from the issuance date, until the conversion
Dividends	participating cumulative, annual 1%

The conversion ratio of the redeemable convertible preferred stock is subject to adjustment upon the occurrence of certain events specified in the 2015 agreement such as IPOs, stock dividend, etc., and the additional issuance, by refixing at 70 percent of the initial convertible price as a minimum level. Therefore, the Company classified the redeemable convertible preferred stock as a liability in accordance with ASC 480.

The Company evaluates the conversion option of hybrid financial instruments to determine whether certain elements of the option meet the criteria for embedded derivative instruments. The redeemable convertible preferred stock issued by the Company does not meet the definition of embedded derivatives, so the Company has not separated or presented the conversion.

In May 2025, the redeemable convertible preferred stock reached the end of its contractual term and was automatically converted into common stock in accordance with the terms of Preferred Stock Subscription Agreement. As a result of the automatic conversion of 37,500 redeemable convertible preferred shares issued in May 2015 (conversion ratio: 1 preferred share to 1 common share, conversion price: KRW 20,000), the total number of issued and outstanding common shares increased to 289,055 as of the conversion date.

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

14.	Stockholders’ Deficit

As of September 30, 2025, the Company has 1,043,720 authorized shares, of which 289,055 shares of common stock were issued and outstanding, with a par value KRW 5,000 per share. As of December 31, 2024, the Company had the same 1,043,720 authorized shares, of which 251,555 were common stock and 37,500 were redeemable convertible preferred stock, all issued and outstanding. The redeemable convertible preferred stock was converted into common stock during the current year.

Common Stock

Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no pre-emptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to such shares. Common stock is subordinate to the preferred stock with respect to dividend rights and rights upon liquidation, winding up and dissolution of the Company.

Accumulated other comprehensive income(loss)

Accumulated other comprehensive income(loss) is consist of foreign currency translation adjustments and actuarial gain on net liability of defined benefits. In case of the actuarial gain on liability of defined benefits, it is amortized into net periodic benefits cost on a straight-line basis over the expected average remaining service period of employees.

15.	Defined Severance Benefits

(1)	The following table sets forth the plan’s benefit obligations, fair value of plan assets, and funded status on September 30, 2025, and December 31, 2024.

	September 30, 2025	December 31, 2024
(in US dollars)
Benefit obligations	$1,202,830	1,004,416
Fair value of plan assets	(244,437)	(215,091)

Unfunded balance	$958,393	789,325

(2)	The following table summarizes changes in the defined severance benefits during the nine-month period ended September 30, 2025, and the year ended December 31, 2024:

	Benefit obligations
	September 30, 2025 (*)	December 31, 2024
(in US dollars)
Beginning balance	$1,004,416	878,506
Service cost	135,502	157,547
Interest cost	16,166	20,840
Actuarial loss	19,666	154,893
Other Gain/Loss	49,690	(81,263)
Benefits paid	(22,610)	(126,107)

Ending balance	$1,202,830	1,004,416

Classification:
Current	$610,466	498,968
Non-current	592,364	505,448

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

The following table summarizes changes in the plan assets during September 30, 2025, and December 31, 2024:

	Plan assets
	September 30, 2025	December 31, 2024
(in US dollars)
Beginning balance	$215,090	237,239
Employer contribution	7,078	8,798
Interest income	5,815	6,666
Actuarial gain(loss)	5,912	(6,658)
Others	10,542	(30,954)

Ending balance	$244,437	215,091

(3)	Net periodic benefit cost recognized and other changes in plan assets and benefit obligations recognized in other comprehensive income (loss).

	Nine-month periods ended September 30
	2025	2024
(in US dollars)
Service cost	$135,502	114,652
Interest cost	10,351	10,718
Amortization of net actuarial loss	44,161	43,153

Net periodic benefit cost recognized	$190,014	168,523

The components of net periodic benefit cost, other than the service cost component, of $54,512 and $53,871 are included in other income, net in the statements of income for the nine-month periods ended September 30, 2025 and 2024, respectively.

(4)	The following table summarizes changes in accumulated other comprehensive income(loss) for pension benefits during September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
(in US dollars)
Beginning balance	$(780,836)	(665,595)
Net actuarial gain(loss), net of tax	(13,754)	(51,490)
Amortization of net actuarial loss	44,161	43,153

Ending balance	$(750,429)	(673,932)

(5)	Weighted-average assumptions used to determine benefit obligations for September 30, 2025 and December 31, 2024 were as follows:

	September 30, 2025	December 31, 2024
(in %)
Discount rate	2.9%	3.2%
Rate of compensation increase	2.4%	2.4%

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

(6)	The expected maturity analysis of the Company’s undiscounted benefit obligation based on the same assumptions used to measure the Company’s benefit obligation as of September 30, 2025 and December 31, 2024 are as follows:

	September 30 2025	December 31, 2024
(in US dollars)
Less than 1 year	$854,903	714,059
Between 1 - 2 years	25,085	20,675
Between 2 - 5 years	79,701	65,874
Over 5 years	357,943	311,833

Total	$1,317,632	1,112,441

16.	Supplemental Cash Flow Information

	September 30, 2025	September 30, 2024
(in US dollars)
Supplemental disclosure of cash flow information:
Cash receipt during the period for interest	$668	658
Cash paid during the period for interest	(108,295)	(72,027)
Income taxes received(paid)	(102)	25

Non-cash investing and financing activities:
Reclassification between long-term and current liabilities	$111,595	37,425
Conversion of the redeemable convertible preferred stock to common stock	1,060,375	-

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

17.	Commitments and Contingencies

(1)	Guarantees and Warranties

1)	The list of payment guarantees provided by third parties to the affiliates as of September 30, 2025 is as follows:

(in US dollars) Provider	Type	Guaranteed Amount	Beneficiary

K-SURE (Korea Trade Insurance Corporation)	Trade Bill Loan	$91,998	Industrial Bank of Korea
KODIT (Korea Credit Guarantee Fund)	Operating Funds Loan	1,183,640	Industrial Bank of Korea
SGI (Seoul Guarantee Insurance)	Government Grant	11,261	Korea Occupational Safety & Health Agency

2)	The main commitments of short-term and long-term debt with financial institutions as of September 30, 2025 are as follows:

(in US dollars) Financial Institution	Type	Credit Line	Used Amount

Industrial Bank of Korea	Operating Funds Loan	$2,649,872	2,408,706
KOSME (Korea SMEs and Startups Agency)	Operating Funds Loan	641,849	219,648
Woori Bank	Operating Funds Loan	570,532	-

Total		$3,862,253	2,628,354

As of September 30, 2025, land, buildings, machinery, and equipment have been provided as collateral (with a secured amount of $987,933) for long-term debt (refer to Note 7,9). The Company also established pledge fire insurance claims (with a pledge amount of $758,487).

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

18.	Related Party Transactions

(1)	The Company’s list of related parties is as follows:

Relationship	Name of Related Party

Primary owners with more than 10% of shares	Kim Kangyong (CEO)
Kang Sunhee
Lee Chang Bae
Industrial Bank of Korea
Other parties with which the entity may deal if one party controls or can significantly influence the management	N&P Co., Ltd
KCM INDUSTRY Co., Ltd.
TIANJIN TNTT CO LTD
Hi-Q MAG Co., Ltd.

(2)	Transactions between the Company and its major shareholders or other related parties, involving sales of products and services, expenses for raw materials, and other ordinary course business expenses, are included in the unaudited condensed interim financial statements.

	Nine-month period ended September 30
	2025	2024
(in US dollars)
Net sales	$301,298	385,602
Other operating income	12,386	9,979
Interest income	5,362	636
Purchase of raw materials, merchandise	1,160,901	306,246
Subcontracting Costs	733,156	151,501
Other expenses (*)	73,090	53,803

(*)	Primarily consists of interest expense ($ 70,995 in 2025 and $ 49,146 in 2024).

(3)	Amounts due from or to its officers, employees, and significant shareholders are as follows:

	September 30, 2025	December 31, 2024
(in US dollars)
Cash and cash equivalents (*)	$211,302	310,238
Trade accounts receivable	659,216	674,774
Non-trade accounts receivable (**)	809,854	1,577,693
Trade accounts payable	920,951	640,450
Non-trade accounts payables (***)	1,519,718	2,149,361

(*)	Checking accounts.
(**)	Excludes short-term loan of $136,335 and $62,020 as of September 30, 2025, and December 31, 2024, respectively. Most of the amounts were generated from repurchase/resale transactions.
(***)	Most of the amounts were generated from repurchase/resale transactions.

NS World Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

(4)	Related party transactions between the Company, its officers, employees, and significant shareholders comprise loan, debt and redeemable convertible preferred stock. Amounts due from or to its officers, employees, and significant shareholders are as follows:

	September 30, 2025			December 31, 2024
	Short-term loan	Short-term debt	Long-term debt	Short-term loan	Short-term debt	Long-term debt
(in US dollars)
Beginning	$62,020	2,088,903	215,728	34,568	2,538,334	119,746
Increase	106,173	-	-	64,955	-	131,967
Decrease	(35,391)	(7,305)	-	(30,792)	(160,941)	-
Reclassifi-cation	-	11,410	(11,410)	-	12,669	(12,669)
Others	3,533	101,036	10,345	(6,711)	(301,158)	(23,316)

Ending	$136,335	2,194,044	214,663	62,020	2,088,904	215,728

(5)	The Company provides a guarantee for borrowing to entities under common control and related parties (individuals).

September 30, 2025
(in US dollars)
Guarantee to entities under common control	$406,504
Guarantee to related parties (individuals)	168,879

Total	$575,383

(6)	The Company received a guarantee for borrowings from related parties (individuals).

September 30, 2025
(in US dollars)
Guarantee to related parties (individuals)	$181,985

19.	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date to the date at which the unaudited condensed interim financial statements were available to be issued, and except as disclosed below, no other events requiring disclosure were identified.

(1)	On April 9, 2025, the CEO entered into a sales agreement with a third party for real estate registered under the CEO’s name, which had been pledged as collateral for the Company’s loan from Industrial Bank of Korea. As of the reporting date, the ownership transfer has not been completed, and the payment is expected to be received around December 2025. This transaction occurred after the reporting period and is currently under evaluation due to its potential impact on the pledged collateral.

(2)	Both short-term debt arrangements originally maturing on August 22, 2025, have been extended to mature on August 21, 2026. (See Note 9)